PRUDENTIAL TAX-FREE MONEY FUND, INC.
                 GATEWAY CENTER THREE, 4th Floor
                       100 MULBERRY STREET
                    NEWARK, NEW JERSEY 07102





                                   February 29, 2008



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Prudential Tax-Free Money Fund, Inc.
          File No. 811-2927


Ladies and Gentlemen:

     Enclosed please find the Annual Report on Form N-SAR for the above  referenced Fund, for the six-month period  ended  December
31,  2007.   The enclosed is being filed electronically  via  the
EDGAR System.



                                   Yours truly,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary

Enclosure


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of February 2008.



              Prudential Tax-Free Money Fund, Inc.


Witness:  /s/ Liliana Santos                 By:  /s/ Jonathan D.
Shain
       Liliana Santos                     Jonathan D. Shain
                                        Assistant Secretary





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